                                                                   Exhibit 3.1.3


                                     FORM 1

                                   (Section 5)


                                   COMPANY ACT

                                   MEMORANDUM

                                       Of

                                COBRA ENERGY LTD.



I wish to be formed into a company with limited liability under the Company Act in pursuance of this Memorandum.


1.   That the name of the Company is "COBRA ENERGY LTD."

2. The authorized capital of the Company consists of 100,000,000 Common shares without par value.

3. I agree to take the number and kind of shares in the Company set opposite my name.


================================================================================
Full Name, Resident Address and       Number, Class and Kind of Shares Taken
Occupation of Subscribers             by Subscribers
================================================================================


/s/ "Bill Calsbeck"                   1,000,000 Common shares without par value
----------------------------------
Bill G. Calsbeck

Businessman

#10 - 5237 Oakmount Crescent
Burnaby, British Columbia
V5H 4S6



Total Shares Taken:                   1,000,000 Common shares without par value.


================================================================================
Dated the 24th day October, 1997.